EXHIBIT 99

   In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of HS Resources Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:   APRIL 7, 1998

                                                    MARTIN CURRIE LTD.


                                                    By:/s/ James Fairweather
                                                       -------------------------
                                                       Name:   James Fairweather
                                                       Title:  Director

                                                    MARTIN CURRIE INVESTMENT
                                                    MANAGEMENT LTD.


                                                    By:/s/ James Fairweather
                                                       -------------------------
                                                       Name:   James Fairweather
                                                       Title:  Director

                                                    MARTIN CURRIE INC.


                                                    By:/s/ James Fairweather
                                                       -------------------------
                                                       Name:   James Fairweather
                                                       Title:  Vice President

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